Exhibit 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 10, 2006 relating to the consolidated balance sheet of New Aloha Corporation appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Joint Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

Boise, Idaho

March 13, 2006